As filed with the Securities and Exchange Commission on June 11, 2007.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA DISCOVERY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2666 East Bayshore Road, Suite B, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-140516
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:
Units
(Title of Class)

Ordinary Shares, $.0001 par value
(Title of Class)

Ordinary Share Purchase Warrants
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the Prospectus included in the Registration Statement on Form F-1 filed with the Securities and Exchange Commission on February 8, 2007, and as amended on Form S-1 on March 30, 2007, April 13, 2007 and May 15, 2007 (File No. 333-140516) (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.  Index to Exhibits.

*3.1	Memorandum and Articles of Association
*4.1	Specimen Unit Certificate
*4.2	Specimen Ordinary Share Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Unit Purchase Option to be granted to Representative
*4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on February 8, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA DISCOVERY ACQUISITION CORP.

Date: June 11, 2007	By: /s/ Beatrice Hom Beatrice Hom Chief Operating Officer